UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 10, 2019

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware

(STATE OF INCORPORATION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

7900 Harkins Road
Lanham, MD	20706
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TWOU	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2019, the Board of Directors of 2U, Inc. (the “Company”) appointed Paul S. Lalljie as Chief Financial Officer of the Company, effective October 14, 2019. Mr. Lalljie will succeed the Company’s current Chief Financial Officer, Catherine A. Graham, who will remain as a strategic advisor for a period of time to be mutually agreed.

Mr. Lalljie, age 46, has served as an investment advisor from 2018 through 2019 for various private equity firms, consulting for their software and services teams. From 2000 through February 2018, Mr. Lalljie served in various senior roles at Neustar, Inc., including as Senior Vice President and Chief Financial Officer from June 2009 to February 2018; Senior Vice President, Interim Chief Financial Officer and Treasurer from January 2009 to June 2009; Vice President, Financial Planning & Analysis and Treasurer from December 2006 to January 2009; and in a variety of roles in corporate finance, including accounting, financial planning and analysis, treasury and investor relations from 2000 through December 2006.

On October 10, 2019, the Company entered into an offer letter (the “Offer Letter”) and a separate Employee Intellectual Property, Non-Competition, and Non-Solicitation Agreement (the “Restrictive Covenant Agreement”) with Mr. Lalljie. Pursuant to the Offer Letter, Mr. Lalljie will receive an annual base salary of $515,000 and will be eligible for an annual performance bonus targeted at 100% of his annual base salary and, beginning in 2020, an annual equity award with a target value of $2,500,000. For his 2019 annual equity award, effective October 14, 2019, Mr. Lalljie was granted an award of time-based restricted stock units covering a number of shares equal to $1,000,000 divided by the closing price of the Company’s common stock on the date of grant and an award of performance-based restricted stock units covering a target number of shares equal to $1,000,000 divided by the closing price of the Company’s common stock on the date of grant. The time-based restricted stock units vest in three substantially equal installments on each of October 1, 2020, 2021 and 2022. The performance-based restricted stock units are eligible to vest as to a number of shares ranging from 50% to 200% of one-third of the target number of shares based on the Company’s total stockholder return compared to the total stockholder return of the companies that comprise the Russell 3000 index over each of the one-, two- and three-year performance periods ending October 1, 2020, 2021 and 2022. In addition, Mr. Lalljie received a one-time signing bonus of $250,000 and an additional one-time award of time-based restricted stock units covering a number of shares equal to $3,000,000 divided by the closing price of the Company’s common stock on the date of grant (the “One-Time RSU Award”). The One-Time RSU Award vests in substantially equal installments on each of October 1, 2020, 2021 and 2022.

If Mr. Lalljie’s employment is terminated without “Cause” or he resigns for “Good Reason,” as defined in the Offer Letter, he will be entitled to receive, subject to his continued compliance with the Restrictive Covenant Agreement and timely executing a release of claims in favor of the Company, (i) continued base salary payments for a period of 12 months following his termination or, if such termination occurs within the three months preceding or 12 months following a change in control, a lump sum payment equal to the sum of (x) 12 months of his annual base salary and (y) his target annual bonus for the year of termination, (ii) a pro-rated portion of his annual bonus for the year of termination, based on actual performance, (iii) direct payment of, or reimbursement for, continued healthcare coverage pursuant to COBRA for up to 12 months and (iv) accelerated vesting of any unvested portion of the One-Time RSU Award.

Mr. Lalljie has also agreed to refrain from engaging in competition with the Company or soliciting customers, employees or contractors of the Company, in each case, while employed and for a period of 12 months following his termination for any reason.

The foregoing description of the Offer Letter and the Restrictive Covenant Agreement is qualified in its entirety by the text of the Offer Letter and the Restrictive Covenant Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 16, 2019, the Company issued a press release announcing the appointment of Mr. Lalljie as Chief Financial Officer. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit Number	Exhibit Description
10.1	Offer Letter, dated October 10, 2019, between Paul S. Lalljie and 2U, Inc.
10.2	Employee Intellectual Property, Non-Competition, and Non-Solicitation Agreement, dated October 10, 2019, between Paul S. Lalljie and 2U, Inc.
99.1	Press release, dated October 16, 2019
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, INC.

	By:	/s/ Christopher J. Paucek
	Name:	Christopher J. Paucek
Date: October 16, 2019	Title:	Chief Executive Officer